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                                                               Filed Pursuant to
                                                         Rules 424(b)(3) and (c)
                                                              File No. 333-86731



               PROSPECTUS SUPPLEMENT NO. 1 DATED JANUARY 13, 2000
                     TO PROSPECTUS DATED SEPTEMBER 24, 1999

                               MESSAGEMEDIA, INC.

                        5,323,914 SHARES OF COMMON STOCK


     This Prospectus Supplement should be read in conjunction with the Prospectus dated September 24, 1999 (the "Prospectus"). The table on pages 14 through 17 of the Prospectus setting forth information regarding the Selling Securityholders is superseded by the following table:






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                             SELLING SECURITYHOLDERS

         We are registering for resale certain shares of MessageMedia common stock, including shares of MessageMedia common stock issuable upon exercise of certain warrants. The following table sets forth (i) the name of the Selling Securityholders; (ii) the number and percent of shares of MessageMedia common stock that the Selling Securityholders beneficially owned prior to the offering for resale of any of the shares of MessageMedia common stock being registered hereby; (iii) the number of shares of MessageMedia common stock that may be offered for resale for the account of the Selling Securityholders pursuant to this Prospectus (the "Resale Shares"); and (iv) the number and percent of shares of MessageMedia common stock to be held by the Selling Securityholders after the offering of the Resale Shares (assuming all of the Resale Shares are sold by the Selling Securityholders). The term "Selling Securityholder" includes the securityholders listed below.

                                          SHARES BENEFICIALLY OWNED                       SHARES BENEFICIALLY OWNED
                                             PRIOR TO OFFERING           NUMBER OF            AFTER OFFERING (2)
                                          -------------------------     SHARES BEING      --------------------------
SELLING SECURITYHOLDERS (1)                NUMBER       PERCENT (3)       OFFERED          NUMBER        PERCENT (3)
---------------------------               ---------     -----------     ------------      --------       -----------
Airhart, Ottis                                2,150          *                2,150           -               -
Bachmeyer, Randall C. (4)                    75,334          *               32,326        43,008             *
Balch, James V.                              25,805          *               25,805           -               -
Bearden, Cheryl                                 345          *                  345           -               -
Brower, Kim                                   1,727          *                1,727           -               -
Brown, David                                  7,168          *                7,168           -               -
Buss, Chris                                   3,455          *                3,455           -               -
Campbell, Gary & Simone                      17,203          *               17,203           -               -
Campbell, Simone                              5,182          *                5,182           -               -
Chaffin, Lana G.                              4,301          *                4,301           -               -
Clark, Jon & Judi                             3,441          *                3,441           -               -
Clark, Jon  (5)                              30,980          *                9,476        21,504             *
Claussen, Thomas V.                          43,009          *               43,009           -               -
Clayton, Gregory                             14,623          *               14,623           -               -
Clayton, James L.                         1,508,296         3.0%          1,508,296           -               -
Cline, John W.                               38,708          *               38,708           -               -
Cohen Partnership                             8,602          *                8,602           -               -
Cohen, Gilbert & Patti                        8,602          *                8,602           -               -
Crabtree, Snellgrove & Rowe                   1,491          *                1,491           -               -
Croom, David & Chandara                       5,735          *                5,735           -               -
Croom, David                                  8,272          *                8,272           -               -
Curtis, Richard A. & Kerri L.                 8,602          *                8,602           -               -
Davis, James                                 14,336          *               14,336           -               -
Dewane, Edward                               21,504          *               21,504           -               -
DuMont, Jeanie                                  345          *                  345           -               -
Fletcher, June/June-Collier                  34,407          *               34,407           -               -
Foster, Daniel                                  691          *                  691           -               -
Harley, Rick                                149,383          *              149,383           -               -
Hoffman, Steve                                5,873          *                5,873           -               -
Holton, Thomas J.                            17,203          *               17,203           -               -
Hubbard, John (IRA)                          17,203          *               17,203           -               -
Jemison Investments                         121,859          *              121,859           -               -
JHF Holdings, Inc.                           17,203          *               17,203           -               -
Johnson, Stan                                14,630          *               14,630           -               -
Kimery, Kevin D.                             18,637          *               18,637           -               -
Lee, Michael T.                              11,608          *               11,608           -               -
Legacy Capital                               64,151          *               64,151           -               -
Little, Jim                                  10,892          *               10,892           -               -
Lossett, James K.                           106,661          *              106,661           -               -


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

Maurice, Desiree K.                           3,708          *                3,708           -               -
Mavar, Geoffrey P.                           21,504          *               21,504           -               -
McSorely, Joseph T.                           8,602          *                8,602           -               -
Mead, Marcus                                 23,421          *               23,421           -               -
Mead, Matt                                   19,354          *               19,354           -               -
Mead, Melia M.                               19,353          *               19,353           -               -
Momentum LLC                                 50,176          *               50,176           -               -
Morgan, Mike                                  1,727          *                1,727           -               -
Mountain Shade Devel.                         8,602          *                8,602           -               -
Obermann, David/Stacy                         4,301          *                4,301           -               -
Obermann, David                               4,301          *                4,301           -               -
Obermann, Stuart (6)                        201,609          *              158,601        43,008             *
Outland, James K.                             8,602          *                8,602           -               -
Pizitz, Merritt                               8,602          *                8,602           -               -
Pizitz, Michael                               8,602          *                8,602           -               -
Pizitz, Richard                               8,602          *                8,602           -               -
Portrush Group LLC                           43,009          *               43,009           -               -
Reddick Family Trust                         17,203          *               17,203           -               -
Reddick, Troy                                 5,297          *                5,297           -               -
Reed, James W.                                8,602          *                8,602           -               -
Renteria, Kristene                            1,727          *                1,727           -               -
Richgood Corp.                               36,116          *               36,116           -               -
Riggle, Robert                                3,596          *                3,596           -               -
Ritchie, Alan                                25,805          *               25,805           -               -
RNR Ventures LLC                             52,686          *               52,686           -               -
Rollow, Brad                                 17,203          *               17,203           -               -
Sansom, Steven                               18,637          *               18,637           -               -
Sayler Jr., John "Jack" M.                    8,602          *                8,602           -               -
Spencer III, William                         28,673          *               28,673           -               -
Stein, Larry                                 86,017          *               86,017           -               -
Straw, John                                   2,150          *                2,150           -               -
Styslinger III, Lee                          34,407          *               34,407           -               -
Thames, Walter                               20,263          *               20,263           -               -
Thornton, Derek                              27,956          *               27,956           -               -
Thornton, Steve                              55,911          *               55,911           -               -
Vestal, Gib                                   6,451          *                6,451           -               -
White, Sidney R.                              3,211          *                3,211           -               -
White, Sidney R. & Judith                     8,602          *                8,602           -               -
White, Sidney III                             2,150          *                2,150           -               -
White, Sidney Jr.                             2,626          *                2,626           -               -
White, Sidney Jr., Custodian                  1,675          *                1,675           -               -
for Caroline Baker White
White, William G.                             2,150          *                2,150           -               -
Wilkinson, Brent                              5,527          *                5,527           -               -
Almanori Limited                              5,530          *                5,530           -               -
Bering, Charles A.                            1,231          *                1,231           -               -
Berkowitz, Robert                             1,726          *                1,726           -               -
Bonham, Mark (7)                             26,839          *               22,911         3,928             *
Bravo-Trudell, Christie                          78          *                   78           -               -
Brizendine, Linda K.                          1,167          *                1,167           -               -
Bromm, Tom                                       67          *                   67           -               -
Cai, Julia                                      344          *                  344           -               -
Chang, Candice                                  196          *                  196           -               -
Chisholm, John                              185,740          *              185,740           -               -
Chisholm, John D. and Elda D. as JT           1,378          *                1,378           -               -
TEN

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
Chisholm, John, Sr. & John Dana as            2,107          *                2,107           -               -
JT TEN
Conte, Francine R.                              778          *                  778           -               -
Convergence Entrepreneurs Fund I,            16,590          *               16,590           -               -
L.P.
Convergence Ventures I, L.P.                417,102          *              417,102           -               -
Cooper, Alan                                    186          *                  186           -               -
Cusson, Carol A.                                778          *                  778           -               -
David William Hanna Trust (8)                35,291          *               32,010         3,281             *
Duncan, David                                 4,375          *                4,375           -               -
Ebesu, Dean                                     473          *                  473           -               -
Forman, Ed                                      254          *                  254           -               -
Geneva Group International                    4,355          *                4,355           -               -
Gnau, Geoffrey                                  157          *                  157           -               -
Goldstein, Steven H.                            389          *                  389           -               -
Goodrich, Robert                                778          *                  778           -               -
Hall Revocable Trust                         27,650          *               27,650           -               -
Hanna, John D.                                1,944          *                1,944           -               -
Hanna, Laurie                                 1,944          *                1,944           -               -
Hanna, Molly K.                               1,944          *                1,944           -               -
Hanna, William J.                             1,944          *                1,944           -               -
Helix (PEI) Inc.                            552,743         1.1             552,743           -               -
Henry, George                                12,501          *               12,501           -               -
Higgins, Roger                                1,103          *                1,103           -               -
Higgins, Roger W. and Priscilla J.,           1,456          *                1,456           -               -
Trustees f/b/o Roger W. and
Priscilla J. Higgins
Hill, Christy                                    78          *                   78           -               -
Kallet, Michael                                 395          *                  395           -               -
K-H Investors (1996-A), L.P.                 44,949          *               44,949           -               -
K-H Investors (1997-A), L.P.                 62,489          *               62,489           -               -
La Rocca, Joseph T.                           3,675          *                3,675           -               -
Lyons, Mike                                     710          *                  710           -               -
McDonald, Robert J.                           1,570          *                1,570           -               -
Medearis, Mark A.                               221          *                  221           -               -
Minnesota Private Equity Fund, L.P.          11,060          *               11,060           -               -
Moran, Patricia                                 160          *                  160           -               -
Multinvest Limited                            2,765          *                2,765           -               -
Ngo, Martha                                     343          *                  343           -               -
Ornest, James                                   290          *                  290           -               -
Partech Europe Partners III C.V.             33,180          *               33,180           -               -
Partech U.S. Partners III C.V.              179,726          *              179,726           -               -
Parvest U.S. Partners II C.V.                55,300          *               55,300           -               -
Peranich, David                                 853          *                  853           -               -
Perkins, Jack B.                              1,214          *                1,214           -               -
Robinson's Bay Partners                      22,120          *               22,120           -               -
Ruehle, Roger                                   389          *                  389           -               -
Russell, Robert A.                            1,214          *                1,214           -               -
Schroeder, Leslie                             1,836          *                1,836           -               -
Sison, John                                     338          *                  338           -               -
SOFTBANK Ventures, Inc. (9)              22,285,074         44.6            254,036      22,031,038         44.1%
T'ang Advisory Services Limited               7,863          *                7,863           -               -
VLG Investments 1997                            885          *                  885           -               -
Williams, Scott                                 518          *                  518           -               -
Wilmot, Robert W.                             3,565          *                3,565           -               -
Yap, Harvey                                  10,702          *               10,702           -               -
William Blair & Company LLC                  48,126          *               48,126           -               -
                                                                       ------------
Total                                                                     5,323,914


----------
* less than 1%


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        (1) This table is based upon information supplied to us by the Selling
            Securityholders.

        (2) Assumes the sale of all of the Resale Shares.

        (3) Applicable percentage of ownership is based on 49,954,113 shares of MessageMedia common stock issued and outstanding on September 30, 1999, adjusted as required by rules promulgated by the SEC.

        (4) Includes options to purchase 43,008 shares of MessageMedia common stock that are exercisable within sixty days.

        (5) Includes options to purchase 21,504 shares of MessageMedia common stock that are exercisable within sixty days.

        (6) Mr. Obermann is Vice President of Commercial Software Products of MessageMedia. Includes options to purchase 43,008 shares of MessageMedia common stock that are exercisable within sixty days.

        (7) Includes options to purchase 3,928 shares of MessageMedia common stock that are exercisable within sixty days.

        (8) Includes options to purchase 3,281 shares of MessageMedia common stock that are exercisable within sixty days.

        (9) SOFTBANK Ventures, Inc. is a wholly owned subsidiary of SOFTBANK Corp. Includes 10,575,775 shares held of record by SOFTBANK America Inc., a wholly owned subsidiary of SOFTBANK Holdings, Inc., which in turn is a wholly-owned subsidiary of SOFTBANK Corp., 10,376,950 shares held of record by SOFTBANK Technology Ventures IV LP, an affiliate of SOFTBANK Corp., 879,488 shares held of record by Softven No. 2 Investment Enterprise Partnership, an affiliate of SOFTBANK Corp., 254,036 shares held by SOFTBANK Ventures, Inc., which is wholly owned by SOFTBANK Corp., and 198,825 shares held of record by SOFTBANK Technology Advisors Fund LP, an affiliate of SOFTBANK Corp. SOFTBANK Ventures, Inc. is a wholly owned subsidiary of SOFTBANK Corp. The shares do not include 487,975 shares owned by Bradly Feld including options to purchase 6,667 shares of MessageMedia common stock that are exercisable within sixty days, options to purchase 6,667 shares of MessageMedia common stock that are exercisable within sixty days and are held by Gary
            Rieschel or options to purchase 6,667 shares of MessageMedia common stock that are exercisable within sixty days and are held by Ronald Fisher. Messrs. Feld Rieschel and Fisher are three of MessageMedia's Directors who are deemed to be affiliates of SOFTBANK Corp. and its affiliates. Messrs. Feld Rieschel and Fisher disclaim the beneficial ownership of the shares of MessageMedia common stock that are held by SOFTBANK Corp. and its affiliates.






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